Exhibit 4.3

SELLING AGENT AGREEMENT

________________, 20__

_________________________________
As Selling Agent,
_________________________________
_________________________________

Ladies and Gentlemen:

The following will confirm our agreement relating to the exercise of certain Warrants to purchase up to 2,422,416 shares of common stock, no par value (the “Warrants”) of Lifeloc Technologies, Inc., a Colorado corporation (the “Company”), as set forth in the Company’s registration statement on Form S-1 (Registration Number 333-167659) (as the same may be amended from time to time, the “Registration Statement”) as initially declared effective by the Securities and Exchange Commission (the “Commission”) on             , 2010. Pursuant to the terms of that certain Warrant Agreement by and between the Company and Corporate Stock Transfer, Inc., as warrant agent (the “Warrant Agreement”), the Warrants will be exercisable until May 3, 2020 at an exercise price of $1.00 per share of Common Stock (the “Exercise Price”).

1.  Engagement of Selling Agent. The Company hereby engages _________________________ (“Selling Agent”) as a non-exclusive selling agent for the exercise of the Warrants (the “Warrant Exercise”) pursuant to the Warrant Agreement, and authorizes the Selling Agent to act as such on its behalf in connection with the Warrant Exercise, in accordance with this Selling Agent Agreement (this “Agreement”).  The term of this Agreement will commence on the date of its execution by both parties and will terminate on the earlier of the date on which all outstanding Warrants have been fully exercised or May 3, 2020, or for such shorter period as described in Exhibit A hereto  (the “Engagement Period”), unless otherwise terminated in accordance with Section 9 of this Agreement.

2.  Role of Selling Agent. On the basis of the representations and warranties and agreements of the Company contained in this Agreement and subject to and in accordance with the terms and conditions hereof, the Selling Agent agrees that it will, to the extent requested by the Company, use its best efforts to advise and assist the Company in soliciting exercise of the Warrants for shares of Common Stock.

3.  No Liability for Acts of Brokers, Dealers, Banks and Trust Companies. The Selling Agent acknowledges that its engagement as a selling agent is not exclusive and that the Company may engage other agents to serve a similar function. The Selling Agent shall not be subject to any liability to the Company for any act or omission on the part of any other broker or dealer in securities or any other bank or trust company, natural person, partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity or organization (each, a “Person”) engaged by the Company.

4.  Representations and Warranties of the Company. The Company represents and warrants to the Selling Agent that as of the Exercise Date for a given Warrant, as such term is defined in the Warrant Agreement:

(a)  The Registration Statement, as amended from time to time, has: (i) been prepared by the Company in conformity with the requirements of the Securities Act in all material respects, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act.  Copies of the prospectus included in the Registration Statement as amended to date (the “Prospectus”) have been or will be delivered or made available by the Company to the Selling Agent. The Commission has not issued any order preventing or suspending the use of the Prospectus. All references in this Agreement to the Registration Statement and Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)  The Registration Statement, as amended from time to time, does not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(c)  Except as specifically stated in the Registration Statement, the Prospectus or in a Current Report on Form 8-K filed with the Commission: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

(d)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all corporate power and authority necessary to own or hold its property and to conduct its business as described in the Registration Statement and the Prospectus, except where the absence of such power or authority (either individually and in the aggregate) would not have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations or material properties of the Company, taken as a whole or (ii) the Warrant Exercise or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus (any such effect being a “Material Adverse Effect”).

(e)  This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Selling Agent, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(f)  The Company is not: (i) in violation of its charter or by-laws, (ii) in default under or in breach of, and no event has occurred which, with notice or lapse of time or both, would constitute a default or breach under or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (each, a “Lien”) upon any of its property or assets pursuant to, any material contract, agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject or (iii) in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order, foreign and domestic, to which the Company or any of its properties or assets is subject, except, in the case of clauses (ii) and (iii) above, any violation or default that would not have a Material Adverse Effect.

(g)  The Warrants to be issued and distributed by the Company have been duly and validly authorized and, when issued and delivered, will be duly and validly issued, and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, no holder of the Warrants is or will be subject to personal liability by reason of being such a holder, and the Warrants will conform in all material respects to the description thereof contained in the Registration Statement and the related Prospectus.

(h)  The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance and are free of statutory and contractual preemptive rights and are sufficient in number to meet the exercise requirements of the Warrant Exercise; and the shares of Common Stock, when issued and delivered in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof.  The Warrants and shares of Common Stock will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

(i)  The Company has an authorized capitalization as set forth under the caption “Description of Common Stock” in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Company capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(j)  The execution, delivery and performance of this Agreement by the Company, the issuance of the Warrants, the issuance of shares of Common Stock in accordance with the terms of the Warrants, and the consummation by the Company of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company is subject, except where such conflict, breach, violation or default would not cause or constitute a Material Adverse Effect; nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation of any Governmental Authority (except, in the case of any such statute, order, rule or regulation, where such violation would not cause or constitute a Material Adverse Effect); and except for the registration of the shares of Common Stock and the Warrants on the Registration Statement under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws in connection with the distribution of the Warrants and the sale of the shares of Common Stock by the Company, no consent, approval, authorization or order of, or filing or registration with, any such court or Governmental Authority is required for the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby.

5.  Representations and Warranties of the Selling Agent.   The Selling Agent represents and warrants to the Company (i) that the Selling Agent is licensed to act as a registered securities broker-dealer and is registered with the SEC, FINRA and any and all applicable state securities regulatory authorities; (ii) that the Selling Agent has fully complied with all requirements of the SEC, FINRA, state securities regulatory authorities and any other governmental or self-regulatory authorities or organizations, including courts, arbitration panels and other tribunals if and to the extent applicable; and (iii) that the Selling Agent has at all times met all financial and operational requirements established by FINRA, SEC and applicable state regulatory authority rules that are applicable to the Selling Agent and any other requirements of any membership applications, agreements or undertakings between the Selling Agent and FINRA or any other regulatory authorities.

6.  Compensation. The Company shall pay to the Selling Agent a commission of six percent (6%) of the Exercise Price for each Warrant for which the Selling Agent’s efforts bring about the exercise. Such commission shall be payable in immediately available funds at the time of the exercise of the Warrant.

7.  Expenses.  In addition to the Selling Agent’s compensation for services hereunder, the Company shall pay or cause to be paid to the Selling Agent:

(a)  any filing fees incurred by the Selling Agent related to the review of the Warrant Exercise by FINRA, to the extent approved in advance by the Company; and

(b)     any applicable listing or other fees incurred by the Selling Agent related to an application for listing of the Warrants or the Common Stock on the OTC Bulletin Board, to the extent approved in advance by the Company.

The Company shall not be liable to the Selling Agent for any other costs or expenses incurred by the Selling Agent.

8.  Covenants of the Company.  The Company covenants and agrees with the Selling Agent:

(a)  To use commercially reasonable efforts to cause the Registration Statement, including the Prospectus, and any amendments thereto to remain effective; to advise the Selling Agent, promptly after it receives notice thereof, of the times when Registration Statement, or any amendments thereto, become effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Selling Agent with copies thereof as requested; to file such Prospectus or any amended Prospectus pursuant to Rule 424(b) under the Securities Act within the time prescribed by such rule; to advise the Selling Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, of the suspension of the qualification of the Warrants or Common Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or in the event the Registration Statement should otherwise cease to be effective;

(b)  To deliver promptly to the Selling Agent, at any such location as reasonably requested by the Selling Agent, such number of the following documents as the Selling Agent shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, any other documents filed as exhibits, the computation of the ratio of earnings to fixed charges and the computation of per share earnings), (ii) the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference into the Prospectus; and, if the delivery of a prospectus is required at any time during which the Prospectus is required to be delivered under the Securities Act and if at such time any events shall have occurred as a result of which such Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the such Prospectus or to file under the Exchange Act any document incorporated by reference into such Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Selling Agent and, upon its request, to file such document and to prepare and furnish without charge to the Selling Agent as many copies as the Selling Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(c)  To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company, be necessary or advisable in connection with the distribution of the securities included in the Registration Statement;

(d)  To furnish to the Selling Agent copies of all materials not available via EDGAR furnished by the Company to its shareholders;

(e)  To qualify or register the Warrants and the underlying shares of Common Stock included in the Registration Statement for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions reasonably requested by the Selling Agent, and to comply with such laws and cause such qualifications, registrations and exemptions to continue in effect so long as reasonably required for the distribution of securities included in the Registration Statement.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Selling Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) any of the securities included in the Registration Statement for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof as promptly as practicable;

(f)       To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder;

(g)      To advise the Selling Agent from time to time, as the Selling Agent shall request, of the number of Warrants exercised and the number of Warrants yet to be exercised; and

(h)      To reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all Warrants.

9.  Indemnification and Contribution.

(a)  The Company agrees to indemnify and hold harmless the Selling Agent and its affiliates and any officer, director, employee or agent of the Selling Agent or any such affiliates and any Person controlling (within the meaning of Section 20(a) of the Exchange Act) the Selling Agent or any of such affiliates (collectively, the “Indemnified Parties”) from and against any and all losses, claims, damages, liabilities and expenses whatsoever, under the Securities Act or otherwise (as incurred or suffered and including, but not limited to, any and all legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefor from the Selling Agent), (A) arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the documents effecting the Warrant Exercise, including, without limitation, the Registration Statement and Prospectus, or any amendment or supplement thereto, in any other solicitation material used by the Company or authorized by it for use in connection with the Warrant Exercise, or in any blue sky application or other document prepared or executed by the Company (or based on any written information furnished by the Company) specifically for the purpose of qualifying any or all of securities included in the Registration Statements under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information supplied by the Selling Agent), or (ii) any failure by the Company to comply with any agreement or covenant, contained in this Agreement.  The Company will not, however, be responsible under the foregoing indemnity agreement for any losses, claims, damages, liabilities or expenses, including, without limitation, violation of any federal or state securities laws, that have resulted from the gross negligence, bad faith or willful misconduct of the Selling Agent or any Indemnified Party.

(b)  The Company agrees that it will not, without the prior written consent of the Selling Agent, which consent may not be unreasonably withheld or denied, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Selling Agent is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release, releasing the Selling Agent from all liability arising out of such claim, action, suit or proceeding.

10.  Termination.  This Agreement may be terminated by either party at any time and for any reason upon thirty (30) days written notice by the party wishing to terminate delivered to the other party; provided, that the provisions of Section 9 shall survive any such termination.

11.  Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows

If to the Selling Agent:

___________________________________

___________________________________

___________________________________

With a copy to:

___________________________________

___________________________________

___________________________________

If to the Company:

Lifeloc Technologies, Inc.
12441 West 49th Ave., Unit 4
Wheat Ridge, Colorado 80033

With a copy to:

Les Woodward
Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Facsimile: (303) 893-1379

11.  Amendment.  This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

12.  Governing Law.  This Agreement shall be governed by the laws of the State of Colorado.

13.  Entire Agreement.  This Agreement, together with the exhibit attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.

14.  Severability.  If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

16.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof. If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Lifeloc Technologies, Inc.

By:
Name:	Barry R. Knott
Title:	President and Chief Executive Officer

Accepted and agreed as of the date first written above:

____________________________________________

By:	By:
Name:	Name:
Title:	Title:

Exhibit A

None.